EXHIBIT 99

                                      PROXY

                                ARVIG TELCOM, INC.
                                Main & 2nd Street
                                   P.O. Box 395
                          Pequot Lakes, Minnesota 56472



          This Proxy is Solicited on Behalf of the Board of Directors.


    PLEASE  MARK,  SIGN,  DATE,  AND RETURN  THIS  PROXY  USING  THE  ENCLOSED
    ENVELOPE.

      The undersigned hereby appoints Tom Farm and Steve Johnson, or either of them, as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them or either of them to represent and to vote all the shares of Class A Voting Common Stock, par value $1.00 per share, of Arvig Telcom, Inc. held of record by the undersigned on April 22, 1994, at the special meeting of shareholders to be held on June 4, 1994, and any adjournment or adjournments thereof, as described below on the following proposals and also, as such proxies may in their discretion determine, upon all other matters of business as may properly come before such special meeting and any adjournment or adjournments thereof.

      PROPOSAL 1. The approval of (i) the Agreement and Plan of Merger dated as of December 14, 1993 by and among Telephone and Data Systems, Inc., Arvig Acquisition Corporation ("Sub"), Arvig Telcom, Inc. ("Arvig"), and certain shareholders of Arvig, providing for the merger of Sub with and into Arvig, and (ii) the consummation of the transactions contemplated thereby, as set forth in the accompanying Proxy Statement-Prospectus.

           [  ] FOR             [  ] AGAINST              [  ] ABSTAIN

      PROPOSAL 2. The approval of the issuance of (i) 389 shares of Class B Nonvoting Common Stock, par value $1.00, of Arvig ("Arvig Nonvoting Shares") to certain Shareholders of Arvig who were the holders of Arvig Nonvoting Stock previously redeemed by Arvig and (ii) 651 Shares of Arvig Nonvoting Stock to Gilroy Arvig as additional compensation in recognition of the valuable service that he has rendered to Arvig for more than forty years.

           [  ] FOR             [  ] AGAINST              [  ] ABSTAIN

      PROPOSAL 3.    The transaction  of such  other business as  may properly
    come before the special meeting of shareholders and any adjournment or adjournments thereof.

           [  ] FOR             [  ] AGAINST              [  ] ABSTAIN

      This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted FOR each of the foregoing proposals.

    Please sign exactly as your name appears on your Arvig stock certificate. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such.

    Date:____________________, 1994  ________________________________________
                                          Signature of:
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